UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2009

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

On January 7, 2009, Harris Corporation (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting that its majority-owned subsidiary, Harris Stratex Networks, Inc. ("Harris Stratex Networks"), had determined, based on the current global economic environment and the decline of the market capitalization of Harris Stratex Networks, it was likely that the fair value of one or more of Harris Stratex Networks’ reporting units had been reduced below its carrying value. As a result, Harris Stratex Networks commenced an interim review of goodwill and other indefinite-lived intangible assets for impairment. The goodwill and other indefinite-lived intangible assets relate primarily to the goodwill recorded in connection with the combination of Stratex Networks, Inc. and the Microwave Communications Division of the Company in January, 2007.

The Original Form 8-K reported that the Company concurred with the preliminary findings of Harris Stratex Networks’ management that a significant portion of the $316 million of goodwill and other indefinite-lived intangible assets on Harris Stratex Networks’ balance sheet as of September 28, 2008 would be impaired as of the end of its fiscal quarter ended January 2, 2009. However, as of the filing of the Original Form 8-K, the impairment review of Harris Stratex Networks and the Company had not been completed, and therefore the Company was unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge. The Company is filing this Amendment No. 1 to Current Report on Form 8-K pursuant to Item 2.06 to amend the Original Form 8-K to update the disclosure therein.

On February 4, 2009, Harris Stratex Networks determined, and the Company concurs in such determination and therefore similarly concluded, that the impairment charge is comprised of approximately $279.0 million to write down all of the Harris Stratex Networks’ goodwill and $22.0 million to write down a majority of the carrying value of the Stratex trade name. This impairment of goodwill and other indefinite-lived intangible assets of the Company’s Harris Stratex Networks segment will be included in the Company’s consolidated financial results as of and for the fiscal quarter ended January 2, 2009, with an elimination of the minority interest. Neither the Company nor Harris Stratex Networks will be required to make any current or future cash expenditures as a result of these impairments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

February 4, 2009	By:	/s/ Gary L. McArthur

Name: Gary L. McArthur
Title: Senior Vice President and Chief Financial Officer